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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):      September 29, 1995





                               DOVER CORPORATION
             (Exact name of registrant as specified in its charter)




 STATE OF DELAWARE                     1-4018           53-0257888
(State or other jurisdiction        (Commission        (IRS Employer
    of incorporation)                File Number)      Identification No.)





    280 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                      (Zip Code)





Registrant's telephone number, including area code:    (212) 922-1640





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Item 2.     Acquisition or Disposition of Assets


            On September 29,1995, a wholly-owned subsidiary of Dover Corporation ("Dover"or the "Company") executed an Agreement for the Sale of Shares with a number of financial institutions and individuals, pursuant to which Dover agreed to purchase approximately 48% of the outstanding stock of Imaje, S.A. ("Imaje") owned by such group, and simultaneously offer to purchase all of the remaining outstanding stock of Imaje. As a result, Dover, through such subsidiary, purchased 88% of the outstanding stock of Imaje on September 29, 1995. Dover intends to purchase all the remaining outstanding shares of Imaje, including (a) 4% which has already been tendered and is being processed for payment and (b) another 4% as to which Dover has an option to purchase within one year.

            Based in Valence, France, Imaje is one of the world's three largest manufacturers of industrial continuous ink jet printers and specialized inks used for coding and marking products and consumables. It also produces laser and contact marking printers. Imaje reported 1994 sales of FF795 million ($158 million) and had an operating profit of FF190 million ($38 million), after reduction for employee profit-sharing. Imaje employs about 900 people, of whom 45% work in France and the balance are employed in subsidiaries throughout the world. Imaje will continue to operate as an independent company, part of the Dover Technologies' segment.

            The economic cost to acquire 100% percent of the stock of Imaje, including all direct costs, was approximately FF 1,014 million ($205 million), where "economic cost" is defined as total cash consideration plus long-term debt assumed, less cash acquired. Under generally accepted accounting principles, the comparable purchase price was approximately FF1,048 million ($212 million). The purchase price and related consideration paid was determined as a result of a competitive bidding process managed by Clinvest, the investment banking subsidiary of Credit Lyonnais Group, for the benefit of Imaje's stockholders. To fund the acquisition, Dover increased its short term commercial paper borrowings prior to the Imaje closing by approximately $200 million, which was used along with internally-generated funds to purchase the French francs required.





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Item 7.     Financial Statements and Exhibits

      (a)   Financial statements of the business acquired.
      (b)   Pro forma financial information.

      At the time of the filing of this Form 8-K, it is impracticable for the Company to provide the financial statements of the business acquired and the related proforma financial information required by Regulation S-X with respect to the acquisition of Imaje. Such required financial statements and information will be filed by amendment to this Form 8-K not later than sixty
(60) days after the date hereof, in accordance with Item 7, Paragraph (b)2 of Form 8-K.

      (c)   Exhibits.

      2.1 Agreement for the Sale of Shares, dated September 29,1995 between certain companies and individuals and Revod Corporation.

      2.2 Guarantee Agreement, dated September 29, 1995 between certain companies and individuals and Revod Corporation, including Representations (Exhibit 3).

      2.3 Escrow Agreement, dated September 29, 1995, between Banque Lyonnaise, a Guarantors' Representative and Revod Corporation.


      The Company agrees to furnish supplementally to the Securities and Exchange Commission, on request, copies of exhibits to the aforementioned Agreements.





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                                   Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DOVER CORPORATION
                                             (Registrant)


Date: October 16, 1995                    By /s/ Robert G. Kuhbach
                                            ----------------------------------
                                          Robert G. Kuhbach, Vice President,
                                          General Counsel & Secretary






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                                EXHIBIT INDEX


Exhibit No.       Description

      2.1         Agreement for the Sale of Shares, dated September 29, 1995.

      2.2 Guarantee Agreement, dated September 29, 1995, including Representations (Exhibit 3).

      2.3         Escrow Agreement, dated September 29, 1995.





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